UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 16, 2016

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders for Opexa Therapeutics, Inc. was held on May 16, 2016 (the “Annual Meeting”).  Four proposals were submitted to shareholders as described in the 2016 Proxy Statement and were approved by shareholders at the Annual Meeting.  The proposals and the results of the shareholder votes are as follows.

1.  Proposal to elect six directors for one-year terms:

	For	Withheld	Broker Non-Votes

Timothy C. Barabe	1,350,520	149,738	3,439,982
Hans-Peter Hartung	1,058,783	441,475	3,439,982
Gail J. Maderis	1,349,515	150,743	3,439,982
Michael S. Richman	1,349,704	150,554	3,439,982
Scott B. Seaman	1,350,668	149,590	3,439,982
Neil K. Warma	1,339,552	160,706	3,439,982

2.  Proposal to approve the Amended and Restated 2010 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
1,237,868	241,814	20,576	3,439,982

3.  Proposal to hold an advisory “say-on-pay” vote on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
1,239,707	229,349	31,202	3,439,982

4.  Proposal to ratify the appointment of MaloneBailey, LLP as independent auditors for the fiscal year ending December 31, 2016:

For	Against	Abstain	Broker Non-Votes
4,865,393	59,246	15,601	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 18, 2016	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer

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